Exhibit 32

SEMORAN FINANCIAL CORPORATION

(A Development Stage Company)

Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of Semoran Financial Corporation, (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.              The quarterly report of the Company for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2007

By:	/s Lloyd J. Weber
Lloyd J. Weber
Chief Executive Officer and
Principal Executive Officer

Date: November 14, 2007

By:	/s/ Donald J. Bugea, Jr.
Donald J. Bugea, Jr.
Chief Financial Officer
Principal Financial and Accounting Officer